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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report dated April 30, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 38.



                          /s/ Arthur Andersen LLP
                          ARTHUR ANDERSEN LLP




Cincinnati, Ohio,
 July 29, 1999